                                                                   EXHIBIT 10.83


                                 $900,000,000

                               CREDIT AGREEMENT

                                     among

                              AGL RESOURCES INC.,

                           AGL CAPITAL CORPORATION,
                                 as Borrower,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                             Wachovia Bank, N.A.,
                            as Documentation Agent,

                      Merrill Lynch Capital Corporation,
                             as Syndication Agent,

                                      and

                                SunTrust Bank,
                            as Administrative Agent

                          Dated as of October 6, 2000

      Merrill Lynch & Co. and SunTrust Equitable Securities Corporation, as Lead Arrangers and Joint Book Running Managers

                               Table of Contents

                                                                                                    Page
Section 1. DEFINITIONS...........................................................................     1
   1.1   Defined Terms...........................................................................     1
   1.2   Other Definitional Provisions...........................................................    17

Section 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................    18
   2.1   Revolving Commitments...................................................................    18
   2.2   Procedure for Revolving Loan Borrowing..................................................    19
   2.3   Swingline Commitment....................................................................    19
   2.4   Procedure for Swingline Borrowing; Refunding of Swingline Loans.........................    20
   2.5   CAF Advances............................................................................    21
   2.6   Procedure for CAF Advance Borrowing.....................................................    21
   2.7   CAF Advance Payments....................................................................    24
   2.8   Evidence of Debt........................................................................    24
   2.9   Certain Restrictions....................................................................    25
   2.10  Facility Fees, Utilization Fees, etc....................................................    25
   2.11  Termination or Reduction of Revolving Commitments.......................................    26
   2.12  Optional Prepayments....................................................................    26
   2.13  Mandatory Prepayments and Revolving Commitment Reductions...............................    26
   2.14  Conversion and Continuation Options.....................................................    27
   2.15  Limitations on Eurodollar Tranches......................................................    27
   2.16  Interest Rates and Payment Dates........................................................    28
   2.17  Computation of Interest and Fees........................................................    28
   2.18  Inability to Determine Interest Rate....................................................    29
   2.19  Pro Rata Treatment and Payments.........................................................    29
   2.20  Requirements of Law.....................................................................    30
   2.21  Taxes...................................................................................    31
   2.22  Indemnity...............................................................................    33
   2.23  Change of Lending Office................................................................    33
   2.24  Replacement of Lenders..................................................................    34
   2.25  Optional Term Loan Facility.............................................................    34

Section 3. LETTERS OF CREDIT.....................................................................    34
   3.1   L/C Commitment..........................................................................    34
   3.2   Procedure for Issuance of Letter of Credit..............................................    35
   3.3   Fees and Other Charges..................................................................    35
   3.4   L/C Participations......................................................................    35
   3.5   Reimbursement Obligation of the Borrower................................................    36
   3.6   Obligations Absolute....................................................................    37
   3.7   Letter of Credit Payments...............................................................    37
   3.8   Applications............................................................................    37

Section 4. REPRESENTATIONS AND WARRANTIES........................................................    38
   4.1   Financial Condition.....................................................................    38

   4.2   No Change...............................................................................    39
   4.3   Existence; Compliance with Law..........................................................    39
   4.4   Power; Authorization; Enforceable Obligations...........................................    39
   4.5   No Legal Bar............................................................................    39
   4.6   Litigation..............................................................................    39
   4.7   No Default..............................................................................    40
   4.8   Ownership of Property; Liens............................................................    40
   4.9   Intellectual Property...................................................................    40
   4.10  Taxes...................................................................................    40
   4.11  Federal Regulations.....................................................................    40
   4.12  ERISA...................................................................................    40
   4.13  Investment Company Act; Other Regulations...............................................    41
   4.14  Subsidiaries............................................................................    41
   4.15  Use of Proceeds.........................................................................    41
   4.16  Environmental Matters...................................................................    41
   4.17  Accuracy of Information, etc............................................................    42
   4.18  Solvency................................................................................    43

Section 5. CONDITIONS PRECEDENT..................................................................    43
   5.1   Conditions to Initial Extension of Credit...............................................    43
   5.2   Conditions to Acquisition Revolving Loan................................................    44
   5.3   Conditions to Each Extension of Credit..................................................    45

Section 6. AFFIRMATIVE COVENANTS.................................................................    45
   6.1   Financial Statements....................................................................    45
   6.2   Certificates; Other Information.........................................................    46
   6.3   Payment of Obligations..................................................................    47
   6.4   Maintenance of Existence; Compliance....................................................    47
   6.5   Maintenance of Property; Insurance......................................................    47
   6.6   Inspection of Property; Books and Records; Discussions..................................    47
   6.7   Notices.................................................................................    48
   6.8   Environmental Laws......................................................................    48
   6.9   Maintenance of Ownership................................................................    49

Section 7. NEGATIVE COVENANTS....................................................................    49
   7.1   Financial Condition Covenants...........................................................    49
   7.2   Indebtedness............................................................................    49
   7.3   Liens...................................................................................    50
   7.4   Fundamental Changes.....................................................................    51
   7.5   Disposition of Property.................................................................    51
   7.6   Restricted Payments.....................................................................    52
   7.7   Capital Expenditures....................................................................    52
   7.8   Investments.............................................................................    52
   7.9   Negative Pledge Clauses.................................................................    53
   7.10  Clauses Restricting Subsidiary Distributions............................................    53
   7.11  Lines of Business.......................................................................    53
   7.12  Amendments to Acquisition Documents.....................................................    53

Section 8. EVENTS OF DEFAULT.....................................................................    54

Section 9. THE AGENTS............................................................................    56
   9.1   Appointment.............................................................................    56
   9.2   Delegation of Duties....................................................................    57
   9.3   Exculpatory Provisions..................................................................    57
   9.4   Reliance by Administrative Agent........................................................    57
   9.5   Notice of Default.......................................................................    58
   9.6   Non-Reliance on Agents and Other Lenders................................................    58
   9.7   Indemnification.........................................................................    58
   9.8   Agent in Its Individual Capacity........................................................    59
   9.9   Successor Administrative Agent..........................................................    59
   9.10  Documentation Agent and Syndication Agent...............................................    59

Section 10. MISCELLANEOUS........................................................................    60
   10.1  Amendments and Waivers..................................................................    60
   10.2  Notices.................................................................................    60
   10.3  No Waiver; Cumulative Remedies..........................................................    61
   10.4  Survival of Representations and Warranties..............................................    61
   10.5  Payment of Expenses and Taxes...........................................................    62
   10.6  Successors and Assigns; Participations and Assignments..................................    63
   10.7  Adjustments; Set-off....................................................................    65
   10.8  Counterparts............................................................................    66
   10.9  Severability............................................................................    66
   10.10 Integration.............................................................................    66
   10.11 GOVERNING LAW...........................................................................    66
   10.12 Submission To Jurisdiction; Waivers.....................................................    66
   10.13 Acknowledgements........................................................................    67
   10.14 Release of Guarantee....................................................................    67
   10.15 Confidentiality.........................................................................    67
   10.16 WAIVERS OF JURY TRIAL...................................................................    68

SCHEDULES:
---------

1.1             Commitments
4.1(b)          Existing Obligations
4.4             Consents, Authorizations, Filings and Notices
4.14            Subsidiaries
5.1(c)          Existing Facilities
7.2(d)          Existing Indebtedness
7.3(f)          Existing Liens
7.9             Existing Agreements with Negative Pledge Clauses


EXHIBITS:
--------

A               Form of Guarantee Agreement
B               Form of Compliance Certificate
C               Form of Closing Certificate
D               Form of Assignment and Acceptance
E               Forms of Legal Opinions
F               Form of Exemption Certificate
G-1             Form of CAF Advance Request
G-2             Form of CAF Advance Offer
G-3             Form of CAF Advance Confirmation

          CREDIT AGREEMENT (this "Agreement"), dated as of October 6, 2000,
                                  ---------
among AGL RESOURCES INC., a Georgia corporation ("Holdings"), AGL CAPITAL
                                                  --------
CORPORATION, a Nevada corporation (the "Borrower"), the several banks and other
                                        --------
financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Wachovia Bank, N.A., as documentation agent (in such capacity,
      -------
the "Documentation Agent"), MERRILL LYNCH CAPITAL CORPORATION, as syndication
     -------------------
agent (in such capacity, the "Syndication Agent"), and SUNTRUST BANK, as
                              -----------------
administrative agent and as CAF Advance Agent.

          The parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
          ------------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary,
           ---
to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per
                             ----------
annum publicly announced from time to time by SunTrust Bank as its prime rate in effect at its principal office in Atlanta (the Prime Rate not being intended to be the lowest rate of interest charged by SunTrust Bank in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based
           ---------
upon the ABR.

          "Acquisition":  as defined in Section 5.2.
           -----------

          "Acquisition Agreement":  the Stock Purchase Agreement, dated as of
           ---------------------
May 8, 2000, by and between AGL Resources Inc., as buyer, and Consolidated Natural Gas Company, as seller, as amended through the date hereof, and as the same may be further amended, modified or supplemented from time to time.

          "Acquisition Closing Date": the date on which the conditions
           ------------------------
precedent set forth in Section 5.2 shall have been satisfied or waived, which date shall be no later than November 15, 2000.

          "Acquisition Documentation": collectively, the Acquisition Agreement
           -------------------------
and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

          "Acquisition Revolving Commitment": as to any Lender, the obligation
           --------------------------------
of such Lender, if any, to make Acquisition Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Acquisition Revolving Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate principal amount of the Acquisition Revolving Commitments is $650,000,000.

          "Acquisition Revolving Commitment Period": the period from and
           ---------------------------------------
including the Acquisition Closing Date to the Revolving Termination Date.

          "Acquisition Revolving Loans": as defined in Section 2.1(b).
           ---------------------------

          "Administrative Agent": SunTrust Bank, as the administrative agent
           --------------------
for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person.

          "Agents": the collective reference to the Syndication Agent, the
           ------
Documentation Agent, the Administrative Agent and the CAF Advance Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Revolving Commitment at such time and (b) thereafter, the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have expired or been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding or the amount of its Term Loan made in accordance with Section 2.25.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement":  as defined in the preamble hereto.
           ---------

          "Applicable Margin": for each Type of Loan, the rate per annum set
           -----------------
forth below opposite the Level in effect on such day:


          Level                      ABR Loans                Eurodollar Loans
          -----                      ---------                ----------------
          Level I                     0.00%                         0.40%
          Level II                    0.00%                         0.50%
          Level III                   0.00%                         0.60%
          Level IV                    0.00%                         0.925%

          "Application":  an application, in such form as the Issuing Lender
           -----------
may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "Asset Sale": any Disposition of property or series of related
           ----------
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5) outside the normal course of business that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

          "Assignee": as defined in Section 10.6(c).
           --------

          "Assignment and Acceptance": an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit D.

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Available Revolving Commitment": as to any Lender at any time, an
           ------------------------------
amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) the sum of (i) such Lender's Revolving Extensions of Credit then outstanding plus (ii) such Lender's Revolving Percentage of the aggregate principal amount of the CAF Advances then outstanding.

          "Benefitted Lender": as defined in Section 10.7(a).
           -----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrowing Date": any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business": as defined in Section 4.16(b).
           --------

          "Business Day": a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in Atlanta are authorized or required by law to close, provided, that with respect to notices and determinations in connection with,
--------
and payments of principal and interest on, Eurodollar Loans or LIBO Rate CAF Advances, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "CAF Advance": each CAF Advance made pursuant to Section 2.5.
           -----------

          "CAF Advance Agent": as defined in the preamble hereof.
           -----------------

          "CAF Advance Availability Period": the period from and including the
           -------------------------------
Closing Date to and including the date which is 14 days prior to the Revolving Credit Termination Date.

          "CAF Advance Confirmation": each confirmation by the Borrower of its
           ------------------------
acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit G-3 and shall be delivered to the CAF Advance Agent by facsimile transmission.

          "CAF Advance Interest Payment Date": as to each CAF Advance, each
           ---------------------------------
interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

          "CAF Advance Maturity Date": as to any CAF Advance, the date
           -------------------------
specified by the Borrower pursuant to Section 2.6(d)(ii) in its acceptance of the related CAF Advance Offer.

          "CAF Advance Offer": each offer by a Lender to make CAF Advances
           -----------------
pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit G-2 and shall be delivered to the CAF Advance Agent by telephone, immediately confirmed by facsimile transmission.

          "CAF Advance Request": each request by the Borrower for Lenders to
           -------------------
submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit G-1 and shall be delivered to the CAF Advance Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

          "Capital Expenditures": for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Stock": any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Closing Date": the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied or waived.

          "Code": the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit B.

          "Conduit Lender": any special purpose corporation organized and
           --------------
administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by
                                             --------
any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan or purchase participations in Letters of Credit and Swingline Loans under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan or purchase such participations in Letters of Credit and Swingline Loans, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents, amendments and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a)
                           --------  -------
be entitled to receive any greater amount pursuant to Section 2.20, 2.21, 2.22 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

          "Confidential Information Memorandum": the Confidential Information
           -----------------------------------
Memorandum dated September 2000 and furnished to certain Lenders.

          "Consolidated Net Worth": at any date, all amounts that would, in
           ----------------------
accordance with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders' equity at such date.

          "Consolidated Total Debt": at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Continuing Directors": the directors of Holdings after giving effect
           --------------------
to the Acquisition and the other transactions contemplated hereby and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
           -------       -----------

          "Documentation Agent": as defined in the preamble hereto.
           -------------------

          "Dollars" and "$": dollars in lawful currency of the United States.
           -------       -

          "Environmental Laws": any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a
           ---------------------------------
Eurodollar Loan, the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other
     --------------------
comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Atlanta time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans the rate of interest applicable to which
           ----------------
is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans
           ------------------
under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Facility": the Revolving Commitments and the extensions of credit
           --------
made thereunder (the "Revolving Facility") and the term loans made in
                      -------------------
accordance with Section 2.25 (the "Term Facility").
                                   -------------

          "Facility Fee Rate": for each day during each quarterly calculation
           -----------------
period, a rate per annum set forth below opposite the Level in effect on such day:

          Level                         Facility Fee Rate
          -----                         -----------------
          Level I                            0.100%
          Level II                           0.125%
          Level III                          0.150%
          Level IV                           0.200%

          "Federal Funds Effective Rate": for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SunTrust Bank from three federal funds brokers of recognized standing selected by it.

          "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed
           ----------------------
Rate CAF Advance Request.

          "Fixed Rate CAF Advance Request": any CAF Advance Request requesting
           ------------------------------
the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the LIBO Rate plus (or minus) a margin).

          "Funding Office": the office of the Administrative Agent specified in
           --------------
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States
           ----
as in effect from time to time.

          "Governmental Authority": any nation or government, any state or other
           ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Group Members": the collective reference to Holdings, the Borrower
           -------------
and their respective Subsidiaries.

          "Guarantee Agreement": the Guarantee Agreement to be executed and
           -------------------
delivered by Holdings, substantially in the form of Exhibit A.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"),
           --------------------                          -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor": Holdings.
           ---------

          "Hedge Agreements": all interest rate swaps, caps or collar agreements
           ----------------
or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings": as defined in the preamble hereto.
           --------

          "Indebtedness": of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables aged less than 90 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease (within the meaning of GAAP) obligations of such Person, (f) all obligations of such Person under Synthetic Purchase Agreements, (g) all obligations of such Person in respect of securitizations or similar arrangements, (h) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (i) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (j) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (l) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements and (m) all Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Initial Revolving Commitment": as to any Lender, the obligation of
           ----------------------------
such Lender, if any, to make Initial Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Initial Revolving Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate principal amount of the Initial Revolving Commitments is $250,000,000.

          "Initial Revolving Commitment Period": the period from and including
           -----------------------------------
the Closing Date to the Revolving Termination Date.

          "Initial Revolving Loans": as defined in Section 2.1(a).
           -----------------------

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property": the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each
           ---------------------
March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or the Term Maturity Date, as the case may be; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investments": as defined in Section 7.8.
           -----------

          "Issuing Lender": SunTrust Bank, in its capacity as issuer of any
           --------------
Letter of Credit.

          "L/C Commitment": $50,000,000.
           --------------

          "L/C Fee Payment Date": the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants": the collective reference to all the Lenders
           ----------------
other than the Issuing Lender.

                  "Lender Affiliate": (a) any Affiliate of any Lender, (b) any
                   ----------------
Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "Lenders": as defined in the preamble hereto; provided, that
                   -------                                      --------
unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit":  as defined in Section 3.1(a).
                   -----------------

                  "Level I", "Level II", "Level III" and "Level IV": the
                   -------    --------    ---------       --------
respective Level set forth below:


                         S&P                            Moody's
                         ---------------------------    ------------------------
Level I                  A- or higher                   A3 or higher
Level II                 BBB+                           Baa1
Level III                BBB                            Baa2
Level IV                 Lower than BBB                 Lower than Baa2



provided that if on any day the Ratings of the Rating Agencies do not coincide
--------
for any rating category and the Level differential is (x) one level, then the higher Rating will be the applicable Level; (y) two levels, the Level at the midpoint will be the applicable Level; and (z) more than two levels, the higher of the intermediate Level will be the applicable Level.

                  "LIBO Rate": in respect of any LIBO Rate CAF Advance, the
                   ---------
Eurodollar Base Rate for an interest period commencing on the date of such CAF Advance and ending on the CAF Advance Maturity Date with respect thereto.

                  "LIBO Rate CAF Advance": any CAF Advance made pursuant to a
                   ---------------------
LIBO Rate CAF Advance Request.


                  "LIBO Rate CAF Advance Request": any CAF Advance Request
                   -----------------------------
requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

                  "Lien": any mortgage, pledge, hypothecation, collateral
                   ----
assignment, deposit arrangement for security purposes, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this
                   ----
Agreement.

                  "Loan Documents": this Agreement, the Guarantee Agreement, the
                   --------------
Letters of Credit, the Applications, the Specified Hedge Agreements and the
Notes.

                  "Loan Parties":  the Borrower and the Guarantor.
                   ------------

                  "Management Subscription Agreements": the collective reference
                   ----------------------------------
to any subscription agreement or stockholders agreement between Holdings and any present or former officer or employee of any Group Member.

                  "Material Adverse Effect": a material adverse effect on (a)
                   -----------------------
the Acquisition, (b) the business, property, operations or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or
                   ----------------------------------
petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's":  Moody's Investor Service, Inc.
                   -------

                  "Multiemployer Plan": a Plan that is a multiemployer plan as
                   ------------------
defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or
                   -----------------
any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, (ii) accountants' fees,
(iii) investment banking fees, (iv) adjustments for payments due to third parties which arise by virtue of such parties' interest in the property which was the subject of such Asset Sale, (v) in the case of a sale of any interest in a Subsidiary or a joint venture, amounts reserved for post-closing adjustments and reserves for indemnity, (vi) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event, and (vii) other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale through a public offering or in a private placement of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of (i) attorneys' fees, (ii) investment banking fees, (iii) accountants' fees,
(iv) underwriting discounts, (v) proceeds of the commercial paper program undertaken simultaneously herewith, (vi) amounts borrowed to purchase assets in the ordinary course of business, (vii) amounts borrowed to refinance outstanding Indebtedness and (viii) commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes":  as defined in Section 2.21(a).
                   ------------------

                  "Non-U.S. Lender":  as defined in Section 2.21(d).
                   ---------------

                  "Notes": the collective reference to any promissory note
                   -----
evidencing Loans.

                  "Obligations": the unpaid principal of and interest on
                   -----------
(including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred pursuant to this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Off-Balance Sheet Liabilities": as to any Person (i) any
                   -----------------------------
repurchase obligation or liability of such Person with respect to notes or accounts receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction and (iv) any obligation under any other transaction which is the functional equivalent of, or takes the place of, a borrowing but which does not constitute a liability on the balance sheet of such Person.

                  "Other Taxes": any and all present or future stamp or
                   -----------
documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(b).
                   -----------

                  "PBGC": the Pension Benefit Guaranty Corporation established
                   ----
pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person": an individual, partnership, corporation, limited
                   ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that
                   ----
is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).
                   -----------------------

                  "Projections":  as defined in Section 6.2(c).
                   -----------

                  "Properties":  as defined in Section 4.16(a).
                   ----------

                  "Rating Agencies": collectively, S&P and Moody's.
                   ---------------

                  "Ratings": the ratings of the Rating Agencies applicable to
                   -------
the long-term, non-credit enhanced senior unsecured debt of Holdings, as announced by the Rating Agencies.

                  "Recovery Event": any settlement of or payment in respect of
                   --------------
any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

                  "Refunded Swingline Loans":  as defined in Section 2.4(b).
                   ------------------------

                  "Refunding Date":  as defined in Section 2.4(c).
                   --------------

                  "Register":  as defined in Section 10.6(d).
                   --------

                  "Regulation U": Regulation U of the Board as in effect from
                   ------------
time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to
                   ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any
                   ----------------------------
Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans or reduce the Revolving Commitments pursuant to Section 2.13(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in
                   ------------------
respect of which Holdings has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a
                   -------------------
Responsible Officer stating that no Event of Default has occurred and is continuing and that Holdings (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any
                   ------------------------------
Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in Holding's business.

                  "Reinvestment Prepayment Date": with respect to any
                   ----------------------------
Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which Holdings shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in Holding's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the
                   --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section
                   ----------------
4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

                  "Required Lenders": at any time, the holders of more than 50%
                   ----------------
of (a) until the Closing Date, the Revolving Commitments then in effect and (b) thereafter, the Total Revolving Commitments then in effect or, if the Revolving Commitments have expired or been terminated, the Total Revolving Extensions of Credit then outstanding, or if the Revolving Loans have been converted into Term Loans, the Term Loans then outstanding; provided that for purposes of declaring
                                        --------
the Loans to be due and payable pursuant to Section 8, and for all purposes after the Loans become due and payable pursuant to Section 8 or the Revolving Commitments shall have expired or been terminated, the outstanding CAF Advances of each Lender shall be included in its Revolving Extensions of Credit in determining the Required Lenders.

                  "Requirement of Law": as to any Person, the Certificate of
                   ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president
                   -------------------
or chief financial officer of Holdings or the Borrower as the case may be, but in any event, with respect to financial matters, the chief financial officer of Holdings.

                  "Restricted Payments":  as defined in Section 7.6.
                   -------------------

                  "Revolving Commitment": as to any Lender, the sum of such
                   --------------------
Lender's Initial Revolving Commitment and Acquisition Revolving Commitment.

                  "Revolving Extensions of Credit": as to any Lender at any
                   ------------------------------
time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Loans": the collective reference to the Initial
                    ---------------
Revolving Loans and the Acquisition Revolving Loans.

                  "Revolving Percentage": as to any Lender at any time, the
                   --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to
--------
the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Lenders on a comparable basis.

                  "Revolving Termination Date":  October 5, 2001.
                   --------------------------

                  "SEC": the Securities and Exchange Commission, any successor
                   ---
thereto and any analogous Governmental Authority.

                  "Seller":  Consolidated Natural Gas Company.
                   ------

                  "Single Employer Plan": any Plan that is covered by Title IV
                   --------------------
of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that,
                   -------
as of any date of determination, (a) the sum of the assets of such Person will, as of such date, exceed the sum of the liabilities of such Person as of such date, (b) such Person will be able to pay its debts as they mature and (c) such Person has sufficient capital to conduct its business. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "S&P": Standard & Poor's Rating Service, a division of the
                   ---
McGraw Hill Companies, Inc.


                  "Specified Hedge Agreement": any Hedge Agreement (a) entered
                   -------------------------
into by the Borrower and any Lender or Lender Affiliate and (b) that has been designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a Specified Hedge Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership,
                   ----------
limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swingline Commitment": the obligation of the Swingline Lender
                   --------------------
to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

                  "Swingline Lender": SunTrust Bank, in its capacity as the
                   ----------------
lender of Swingline Loans.


                  "Swingline Loans":  as defined in Section 2.3.
                   ---------------

                  "Swingline Participation Amount": as defined in Section
                   ------------------------------
2.4(c).

                  "Syndication Agent":  as defined in the preamble hereto.
                   -----------------

                  "Synthetic Purchase Agreement": any agreement pursuant to
                   ----------------------------
which any Group Member is or may become obligated to make any payment (except as otherwise expressly permitted by Section 7.6) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that no phantom stock or similar plan providing for
              --------
payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Term Loans":  as defined in Section 2.25.
                   ----------

                  "Term Maturity Date":  October 5, 2002.
                   ------------------

                  "Term Percentage": the percentage which the aggregate
                   ---------------
principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

                  "Total Capitalization": at any date, the sum of Consolidated
                   --------------------
Net Worth and Consolidated Total Debt of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Total Revolving Commitments": at any time, the aggregate
                   ---------------------------
amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $900,000,000.

                  "Total Revolving Extensions of Credit": at any time, the
                   ------------------------------------
aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

                  "Transferee":  any Assignee or Participant.
                   ----------

                  "Type": as to any Loan, its nature as an ABR Loan or a
                   ----
Eurodollar Loan.


                  "United States":  the United States of America.
                   -------------

                  "VNG":  Virginia Natural Gas, Inc.
                   ---

                  "Wholly Owned Subsidiary": as to any Person, any other Person
                   -----------------------
all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2   Other Definitional Provisions. (a) Unless otherwise
                  -----------------------------------
specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Revolving Commitments. (a) Subject to the terms and conditions
          -------------------------
hereof, each Lender severally agrees to make initial revolving credit loans ("Initial Revolving Loans") to the Borrower from time to time during the Initial
  -----------------------
Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Initial Revolving Commitment. During the Initial Revolving Commitment Period the Borrower may use the Initial Revolving Commitments by borrowing, prepaying the Initial Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Initial Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14.

          (b) Subject to the terms and conditions hereof, each Lender severally agrees to make acquisition revolving credit loans ("Acquisition Revolving
                                                    ---------------------
Loans") to the Borrower from time to time during the Acquisition Revolving
-----
Commitment Period. During the Acquisition Revolving Commitment Period the Borrower may use the Acquisition Revolving Commitments by borrowing, prepaying the Acquisition Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Acquisition Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.14.

          (c) Notwithstanding the foregoing, no Lender shall be obligated to make a Revolving Loan hereunder if the aggregate principal amount at any one time outstanding of such Lender's Revolving Percentage of the Total Revolving Extensions of Credit exceeds such Lender's Revolving Commitment.

        (d) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date, except to the extent such Revolving Loans are converted to Term Loans in accordance with Section 2.25.

          2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow
          ------------------------------------------
under the Revolving Commitments during the Initial Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative
                     --------
Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, Atlanta time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $3,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $2,500,000 in excess thereof; provided, that the Swingline Lender may
                                 --------
request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of
                                                             --- ----
each borrowing available to the Administrative Agent for the account of the Borrower (or, with respect to Section 3.5, the Issuing Lender) at the Funding Office prior to 12:00 Noon, Atlanta time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower (or, with respect to Section 3.5, the Issuing Lender) by the Administrative Agent crediting the account of the Borrower (or, with respect to Section 3.5, the Issuing Lender) on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or, at the Borrower's (or, with respect to Section 3.5, the Issuing Lender's) option, by effecting a wire transfer of such amounts to an account designated by the Borrower (or, with respect to Section 3.5, the Issuing Lender) to the Administrative Agent.

          2.3 Swingline Commitment. (a) Subject to the terms and conditions
          ------------------------
hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline
                                                                    ---------
Loans") to the Borrower; provided that (i) the aggregate principal amount of
-----                    --------
Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Each Swingline Loan shall be an ABR Loan or shall accrue interest at any other interest rate as agreed between the Borrower and the Swingline Lender and shall have an interest period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender.

          (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.


          2.4   Procedure for Swingline Borrowing; Refunding of Swingline Loans.
          ---------------------------------------------------------------------
(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Administrative Agent and the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., Atlanta time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Not later than 3:00 P.M., Atlanta time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds or, at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender to the Administrative Agent no later than 12:00 Noon, Atlanta time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the
 ------------------------
Swingline Lender. Revolving Loans made pursuant to this Section 2.4(b) initially shall bear interest at the ABR only. Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., Atlanta time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans. The Administrative Agent shall give the Borrower prompt notice of any such charge against the Borrower's account.

          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b) (the "Refunding Date"),
                                                           --------------
purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline
                                                                  ---------
Participation Amount") equal to (i) such Lender's Revolving Percentage times
--------------------                                                   -----
(ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

          (d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to
         --- ----
pay the principal of and interest on all Swingline Loans then due); provided,
                                                                    --------
however, that in the event that such payment received by the Swingline Lender is
-------
required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

          (e) Each Lender's obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Loan Party; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.5  CAF Advances. Subject to the terms and conditions of this
          -----------------
Agreement, the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. The Borrower shall not request, and the Lenders shall not make, any CAF Advance if, after giving effect to the making of such CAF Advance, the aggregate amount of the Available Revolving Commitments would be less than zero. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

          2.6  Procedure for CAF Advance Borrowing. (a) The Borrower shall
          ----------------------------------------
request CAF Advances by delivering a CAF Advance Request to the CAF Advance Agent, not later than 12:00 Noon, Atlanta time, four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M., Atlanta time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 14 days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate

CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a LIBO CAF Advance and (iii) not later than the Revolving Termination Date, in the case of any CAF Advance. The CAF Advance Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the CAF Advance Agent.

          (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent, before 10:30 A.M., Atlanta time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

          (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to Section 2.5, exceed such Lender's Revolving Commitments); and

          (ii) the margin above or below the applicable LIBO Rate at which such Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Borrower before 11:00 A.M., Atlanta time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M., Atlanta time, on the date which is three Business Days before the proposed Borrowing Date.

          (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent before 9:30 A.M., Atlanta time, on the proposed Borrowing Date, setting forth:

          (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to Section 2.5, exceed such Lender's Revolving Commitment); and

          (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Borrower before 10:00 A.M., Atlanta time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M., Atlanta time, on the proposed Borrowing Date.

          (d) Before 11:30 A.M., Atlanta time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M., Atlanta time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

          (i) cancel such CAF Advance Request by giving the CAF Advance Agent telephone notice to that effect, or

          (ii) by giving telephone notice to the CAF Advance Agent (immediately confirmed by delivery to the CAF Advance Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of
     Section 2.6(e), accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.6(b) or Section 2.6(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to Section 2.6(b) or Section 2.6(c), as the case may be.

          (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

          (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

          (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

          (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

          (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in Section 2.5, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the CAF Advance Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (f) If the Borrower notifies the CAF Advance Agent that a CAF Advance Request is cancelled pursuant to Section 2.6(d)(i), the CAF Advance Agent shall give prompt telephone notice thereof to the Lenders.

          (g) If the Borrower accepts pursuant to Section 2.6(d)(ii) one or more of the offers made by any Lender or Lenders, the CAF Advance Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon, Atlanta time, on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at the Funding Office the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the CAF Advance Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

          2.7  CAF Advance Payments. (a) The Borrower shall pay to the
          -------------------------
Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

          (b) The Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

          (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

          2.8  Evidence of Debt (a) The Borrower unconditionally promises to pay
          ---------------------
to the Administrative Agent, for the account of each Lender that makes a CAF Advance, on the CAF Advance Maturity Date with respect thereto, the principal amount of such CAF Advance. The Borrower further unconditionally promises to pay interest on each such CAF Advance for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, Section 2.7(b). Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Administrative Agent shall maintain the Register pursuant to
Section 10.6(d), and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from the Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this Section 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

          (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Note evidencing the Revolving Loans, the Term Loan and the CAF Advances of such Lender and, in the case of the Swingline Lender only, a Note evidencing the Swingline Loans of the Swingline Lender, payable to the order of such Lender.

          2.9  Certain Restrictions. A CAF Advance Request may request offers
          -------------------------
for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

          2.10 Facility Fees, Utilization Fees, etc. (a) The Borrower agrees to
          -----------------------------------------
pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the date hereof to the Revolving Termination Date or to the Term Maturity Date, if applicable, computed at the Facility Fee Rate on the average daily amount of the Revolving Commitment or outstanding Term Loans of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date and, if applicable, the Term Maturity Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee computed at the rate of 0.125% per annum, on the aggregate principal amount of the outstanding Revolving Extensions of Credit and CAF Advances for each day that the aggregate outstanding principal amount of all Revolving Extensions of Credit and CAF Advances equals or exceeds 33% of the Total Revolving Commitments then in effect. The Borrower also agrees to pay to the Administrative Agent for the account of each Lender a utilization fee computed at the rate of 0.125% per annum, on the aggregate principal amount of the outstanding Term Loans.

          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Syndication Agent and the Administrative Agent.

          2.11 Termination or Reduction of Revolving Commitments. The Borrower
          ------------------------------------------------------
shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such
                                                         --------
termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.12 Optional Prepayments. The Borrower may at any time and from time
          -------------------------
to time prepay the Revolving Loans, Swingline Loans and Term Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a
                                                    --------
Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.22. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of (x) in the case of ABR Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof, and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $2,500,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

          2.13 Mandatory Prepayments and Revolving Commitment Reductions. (a) If
          --------------------------------------------------------------
any Capital Stock or Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans or, in the case of Eurodollar Loans, on the last day of the Interest Period with respect to such Loan, and the reduction of the Revolving Commitments as set forth in Section 2.13(c).

          (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans and the reduction of the Revolving Commitments as set forth in Section 2.13(c); provided, that, notwithstanding the
                                             --------
foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $75,000,000 in any fiscal year of Holdings and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant

Reinvestment Event shall be applied toward the prepayment of the Loans and the reduction of the Revolving Commitments as set forth in Section 2.13(c).

          (c) Amounts to be applied in connection with prepayments and Revolving Commitment reductions made pursuant to Section 2.13 shall be applied to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline
--------
Loans then outstanding is less than the amount of such excess (because L/C Obligations and/or CAF Advances constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.13 shall be made, first, to ABR Loans
                                                          -----
and, second, to Eurodollar Loans. Each prepayment of the Loans under Section
     ------
2.13 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.14 Conversion and Continuation Options. (a) The Borrower may elect
          ----------------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar
                  --------
Loan when a Default or an Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to
                        --------  -------
give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof .

          2.15 Limitations on Eurodollar Tranches. Notwithstanding anything to
          ---------------------------------------
the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $2,500,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

          2.16 Interest Rates and Payment Dates. (a) Each Eurodollar Loan (other
          -------------------------------------
than a LIBO Rate CAF Advance) shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Revolving Loan, Swingline Loan, Term Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans (other than CAF Advances), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%
                                                                        ----
or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest payable on any
      ----
Revolving Loan, Swingline Loan, Term Loan or Reimbursement Obligation or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above,
             ----
from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          2.17 Computation of Interest and Fees. (a) Interest and fees payable
          -------------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

          2.18 Inability to Determine Interest Rate. If prior to the first day
          -----------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined in its good faith judgment (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans. The Administrative Agent shall promptly withdraw such notice when Eurodollar Loans are again available.

          2.19  Pro Rata Treatment and Payments. (a) Each borrowing by the
          -------------------------------------
Borrower from the Lenders hereunder (other than borrowing of CAF Advances and Swingline Loans), each payment by the Borrower on account of any facility fee and any reduction of the Revolving Commitments of the Lenders shall be made pro
                                                                            ---
rata according to the respective Revolving Commitments of, or, in the case of
----
the borrowing of the Term Loans, the Term Loans then held by the relevant
Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata
                                                                --- ----
according to the respective outstanding principal amounts of the Loans then held by the Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Atlanta time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not
           --- ----
made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.20 Requirements of Law. (a) If the adoption of or any change in any
          ------------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

          (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to
                    --------
compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further
                                                            -------- -------
that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.21 Taxes. (a)  All payments made by the Borrower under this
          ----------
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes")
               ------------------
or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided,
                                                                      --------
however, that the Borrower shall not be required to increase any such amounts
-------
payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver
                                               ---------------
to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and for a period of one year after the indefeasible payment in full of all Obligations and the termination of this Agreement and the other Loan Documents.

          2.22   Indemnity. The Borrower agrees to indemnify each Lender for,
          ----------------
and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.23   Change of Lending Office. Each Lender agrees that, upon the
          -------------------------------
occurrence of any event giving rise to the operation of Section 2.20 or 2.21(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.20 or 2.21(a).

          2.24   Replacement of Lenders. The Borrower shall be permitted to
          -----------------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.20 or 2.21(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such
                                                     --------
replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.20 or 2.21(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.22 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.20 or 2.21(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.25   Optional Term Loan Facility. (a) Unless an Event of Default has
          ----------------------------------
occurred and is continuing, upon irrevocable notice (which notice must be received by the Administrative Agent not earlier than 30 days and not later than ten days prior to the Revolving Termination Date), the Borrower may elect that the Revolving Loans of each Lender outstanding on the Revolving Termination Date, up to an aggregate principal amount of $200,000,000, be converted into term loans (each, a "Term Loan"). The Term Loans shall mature in one installment
                     ---------
on the date that is one year from the Revolving Termination Date (the "Term
                                                                       ----
Maturity Date"). Term Loans may be repaid in accordance with Section 2.11 and
-------------
may not be reborrowed. In the event the Revolving Loans outstanding on the Revolving Termination Date exceed $200,000,000 in aggregate principal amount, the Borrower shall repay on such date the Revolving Loans up to the amount of any such excess on a pro rata basis according to the Revolving Loans then held
                     --- ----
by the Lenders.

                         SECTION 3. LETTERS OF CREDIT

          3.1    L/C Commitment. (a) Subject to the terms and conditions hereof,
          ---------------------
the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for
                                                       -----------------
the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Borrower shall not request the Issuing Lender to issue any
--------
Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $2,500,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the date that is five Business Days prior to the Revolving Termination Date.

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2    Procedure for Issuance of Letter of Credit. The Borrower may
          -------------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3    Fees and Other Charges. (a) The Borrower will pay a fee on all
          -----------------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders according to their respective Revolving Commitments and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4    L/C Participations. (a) The Issuing Lender irrevocably agrees
          -------------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement or which is not converted to ABR Loans pursuant to
Section 3.5 of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
----
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5    Reimbursement Obligation of the Borrower. The Borrower agrees
          -----------------------------------------------
to reimburse the Issuing Lender on the Business Day next succeeding the Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 2.16(b) and (ii) thereafter, Section 2.16(c).

          (b) Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m., Atlanta time, on the Business Day immediately prior to the date on which such draft is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such draft in funds other than from the proceeds of Loans, the Borrower shall be deemed to have timely given a notice of borrowing to the Administrative Agent requesting the Lenders to make an ABR Loan on the date on which such draft is honored in an exact amount due to the Issuing Bank. The Administrative Agent shall notify the Lenders of such borrowing in accordance with Section 2.2, and each Lender shall make the proceeds of its ABR Loan included in such borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.2. The proceeds of such borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment.

          (c) If for any reason an ABR Loan may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each L/C Participant (other than the Issuing
Bank) shall be obligated to fund the participation that such L/C Participant purchased pursuant to Section 3.4(a) in an amount equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder on and as of the date which such ABR Loan should have occurred pursuant to this Section 3.5.

          3.6    Obligations Absolute. The Borrower's obligations under this
          ---------------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7    Letter of Credit Payments. If any draft shall be presented for
          --------------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8    Applications. To the extent that any provision of any
          -------------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1    Financial Condition. (a) The unaudited pro forma consolidated
          --------------------------
balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which
                                    -----------------------
have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made or the commercial paper to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Holdings as at September 30, 1997, September 30, 1998 and September 30, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). The audited consolidated balance sheets of VNG as at December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP or another nationally recognized accounting firm satisfactory to the Administrative Agent, present fairly the consolidated financial condition of VNG as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of VNG as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of VNG as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as described on Schedule 4.1(b), no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 30, 1999 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

          4.2    No Change.  Since September 30, 1999, there has been no
          ----------------
development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3    Existence; Compliance with Law. Each Group Member (a) is duly
          -------------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except with respect to clauses (c) and (d) to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4    Power; Authorization; Enforceable Obligations. Each Loan Party
          ----------------------------------------------------
has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5    No Legal Bar. The execution, delivery and performance of this
          -------------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6    Litigation. No litigation, investigation or proceeding of or
          -----------------
before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the

Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7    No Default.  No Group Member is in default under or with
          -----------------
respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8    Ownership of Property; Liens. Each Group Member has title in
          -----------------------------------
fee simple to, or a valid leasehold interest in, all its real property which is material to the operation of such Group Member's business, and good title to, or a valid leasehold interest in, all its other property which is material to the operation of such Group Member's business, and none of such property is subject to any Lien except as permitted by Section 7.3.

          4.9    Intellectual Property. Each Group Member owns, or is licensed
          ----------------------------
to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member of Intellectual Property which is material to the operation of such Group Member's business does not infringe on the rights of any Person in any material respect.

          4.10   Taxes. Each Group Member has filed or caused to be filed all
          ------------
Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11   Federal Regulations. No part of the proceeds of any Loans, and
          --------------------------
no other extensions of credit hereunder, will be used in any manner which violates Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          4.12   ERISA. Neither a Reportable Event nor an "accumulated funding
          ------------
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and, to the knowledge and belief of Holdings and the Borrower, each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.13   Investment Company Act; Other Regulations. No Loan Party is an
          ------------------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board and the Public Utility Holding Company Act) that limits its ability to incur Indebtedness under this Agreement.

          4.14   Subsidiaries. Except as disclosed to the Administrative Agent
          -------------------
by Holdings and the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.14 sets forth the name and jurisdiction of incorporation of each Subsidiary of each of Holdings and the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) except as set forth on Schedule 4.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Borrower or any of their respective Subsidiaries, except as created by the Loan Documents.

          4.15   Use of Proceeds. The proceeds of the Revolving Loans and the
          ----------------------
Swingline Loans, and the Letters of Credit, shall be used to support the issuance of commercial paper by the Borrower, to finance the Acquisition and to pay related fees and expenses, and to fund the ongoing working capital needs and general corporate purposes of Holdings and its Subsidiaries.

          4.16   Environmental Matters.  Except as, in the aggregate, could not
          ----------------------------
reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously
                            ----------
     contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does Holdings or the
                        --------

     Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

          4.17   Accuracy of Information, etc.  No statement or information
          -----------------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished by any Loan Party or other statement made or furnished by a Responsible Officer of any Loan Party, in each case to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.18   Solvency. Each Loan Party is, and after giving effect to the
                 --------
Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                        SECTION 5. CONDITIONS PRECEDENT

          5.1    Conditions to Initial Extension of Credit.  The agreement of
          ------------------------------------------------
each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction on the Closing Date of the following conditions precedent:

          (a)    Credit Agreement; Guarantee Agreement. The Administrative Agent
                 -------------------------------------
     shall have received (i) this Agreement executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on
     Schedule 1.1 and (ii) the Guarantee Agreement, executed and delivered by Holdings.

          (b)    ProForma Balance Sheet; Financial Statements.  The Lenders
                 --------------------------------------------
     shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings for the 1997, 1998 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of Holdings for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause
     (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (c)    Termination of Existing Credit Facilities. Except as set forth
                 -----------------------------------------
     on Schedule 5.1(c), which existing credit facilities set forth therein will be terminated within 60 days of the Closing Date, the Administrative Agent shall have received satisfactory evidence that Holdings' line of credit with SunTrust Bank shall have been terminated and all amounts thereunder shall have been paid in full.

          (d)    Fees. The Lenders and the Administrative Agent shall have
                 ----
     received all fees required to be paid (including, without limitation, the upfront fees), and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Syndication Agent), on or before the Closing Date.

          (e)    Closing Certificate. The Administrative Agent shall have
                 -------------------
     received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (f)    Legal Opinion. The Administrative Agent shall have received the
                 -------------
     executed legal opinion of Long Aldridge & Norman LLP, counsel to Holdings and of

     Marshall Hill Cassas & de Lipkau, counsel to the Borrower, substantially in the forms of Exhibit E. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (g)    Commercial Paper Rating.  The Borrower has delivered to the
                 -----------------------
     Lenders satisfactory evidence that the Borrower has a short-term commercial paper rating of at least A2 from S&P and at least P2 from Moody's.

          5.2    Conditions to Acquisition Revolving Loan. The agreement of each
          -----------------------------------------------
Lender to make the Acquisition Revolving Loans requested to be made by it is subject to the satisfaction on the Acquisition Closing Date (but in any event no later than November 15, 2000) of the following conditions precedent:

          (a)    Acquisition, etc. The following transactions shall have been,
                 ----------------
     or shall simultaneously herewith be, consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                 (i) Holdings shall have purchased VNG in accordance with applicable law and the Acquisition Agreement, and no portion of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in any material respect except as disclosed to the Administrative Agent (the "Acquisition"); and
                                     -----------

                 (ii) The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of VNG for the 1998 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of VNG for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii), of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of VNG and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (b)    Approvals. All governmental and third party approvals necessary
                 ---------
     in connection with the Acquisition, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

          (c)    Fees. The Lenders and the Administrative Agent shall have
                 ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Syndication Agent), on or before the Acquisition Closing Date.

          (d)    Closing Certificate. The Administrative Agent shall have
                 -------------------
     received a certificate of each Loan Party, dated the Acquisition Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (e)    Legal Opinion. The Administrative Agent shall have received the
                 -------------
     executed legal opinion of Long Aldridge & Norman LLP, counsel to Holdings and of Marshall Hill Cassas & de Lipkau, counsel to the Borrower substantially in the forms of Exhibit E. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (f)    Certain Documents.  Holdings shall have delivered to the
                 -----------------
     Administrative Agent a complete and correct copy of the Acquisition Agreement, including any amendments, supplements or modifications with respect thereto.

          5.3    Conditions to Each Extension of Credit. The agreement of each
          ---------------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)    Representations and Warranties. Each of the representations and
                 ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; except to the extent any representation and warranty expressly relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such earlier date.

          (b)    No Default.  No Default or Event of Default shall have occurred
                 ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.3 have been satisfied.

                       SECTION 6. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1    Financial Statements.  Furnish to the Administrative Agent with
          ---------------------------
copies for each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings (other than the last fiscal quarter of each fiscal year), the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except for the omission of footnotes in the quarterly financial statements).

          6.2    Certificates; Other Information. Furnish to the Administrative
          --------------------------------------
Agent with copies for each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be;

          (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a
      -----------
     certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (c) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any material proposed amendment, supplement, waiver or other modification with respect to the Acquisition Documentation;

          (d) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3    Payment of Obligations. Pay, discharge or otherwise satisfy at
          -----------------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

          6.4    Maintenance of Existence; Compliance. (a)(i) Preserve, renew
          -------------------------------------------
and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5    Maintenance of Property; Insurance. (a) Keep all property
          -----------------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6    Inspection of Property; Books and Records; Discussions. (a)
          -------------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and, if no Event of Default has occurred and is continuing, upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided, that unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall use their reasonable efforts to coordinate any such visits or inspections so as to minimize disruption of the conduct of the business of Holdings or the Borrower, as applicable.

          6.7    Notices.  Promptly give notice to the Administrative Agent and
          --------------
each Lender of:

          (a)    the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any material Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $25,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against a Group Member or which could reasonably be expected to adversely effect the operations of a Group Member or (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

          (f)    any change in, or withdrawal or suspension of the Ratings.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

          6.8    Environmental Laws. (a) Comply in all material respects with,
          -------------------------
and contractually require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and contractually require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in a timely manner in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9    Maintenance of Ownership. In the case of Holdings, own 100% of
          -------------------------------
the Capital Stock of the Borrower, Atlanta Gas Light Company and Chattanooga Gas Company, and, after the consummation of the Acquisition, own 100% of the Capital Stock of VNG.

                        SECTION 7. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1    Financial Condition Covenants.
          ------------------------------------

          (a)  Consolidated Total Debt to Total Capitalization.  Permit the
               -----------------------------------------------
ratio of Consolidated Total Debt to Total Capitalization at any time to be greater than 0.70:1.00.

          (b)  Consolidated Net Worth.  Permit Consolidated Net Worth at any
               ----------------------
time to be less than $600,000,000.

          7.2    Indebtedness. Create, issue, incur, assume, become liable in
          -------------------
respect of or suffer to exist any Indebtedness maturing on or prior to later of the Revolving Termination Date or the Term Maturity Date, if applicable, except:

          (a)    Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of Holdings to any Subsidiary or of any Subsidiary to Holdings or any other Subsidiary;

          (c) Guarantee Obligations incurred in the ordinary course of business by Holdings or any of its Subsidiaries of obligations of any Subsidiary or joint venture, including Southstar Energy Services, LLC;

          (d)    Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

          (e) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

          (f) Indebtedness of the Borrower under a commercial paper program or any refinancing thereof in an aggregate principal amount at any one time outstanding not to exceed the then aggregate amount of the Available Revolving Commitments or, if the amounts outstanding hereunder are Term Loans, an aggregate principal amount not to exceed $450,000,000 less the amount converted to Term Loans in accordance with Section 2.25;

          (g) Current liabilities of Holdings, the Borrower or their Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or

     (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of good and services;

          (h) Indebtedness for taxes not yet due or that are being contested in good faith by approximate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

          (i) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which Holdings or the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (j) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (k) Capital leases incurred by Holdings, the Borrower or their Subsidiaries in the ordinary course of business; and

          (l) Other Indebtedness incurred by Holdings or the Borrower in an aggregate amount not to exceed $100,000,000 outstanding at any time.

          7.3    Liens.  Create, incur, assume or suffer to exist any Lien upon
          ------------
any of its property, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances with respect to any property which is material to the operation of a Group Member's business imposed by operation of law or incurred in the ordinary course of business that do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

               (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided
                                                                    --------
         that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness of Holdings or any other Subsidiary incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially
                 --------
         simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

               (h) any interest or title of a lessor under any lease entered into by Holdings or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

               (i) Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which Holdings or the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review

               7.4    Fundamental Changes. Merge, consolidate or amalgamate, or
               --------------------------
liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

               (a) any entity may be merged or consolidated with or into Holdings (provided that Holdings shall be the continuing or surviving
                   --------
         corporation)or any other Subsidiary of Holdings (provided that such
                                                          --------
         Subsidiary shall be the continuing or surviving corporation);

               (b) any Subsidiary of Holdings may Dispose of any or all of its assets (i) to Holdings or any other Subsidiary of Holdings (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5 and may thereafter liquidate, wind up or dissolve.

               7.5    Disposition of Property. Dispose of any of its property,
               ------------------------------
whether now owned or hereafter acquired, or, in the case of Holdings or any of its Subsidiaries, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

               (a) the Disposition of obsolete or worn out property in the ordinary course of business;

               (b)    the sale of inventory in the ordinary course of business;

               (c)    Dispositions permitted by Section 7.4(b);

               (d) the sale or issuance of any Subsidiary's Capital Stock to Holdings or to any Subsidiary of Holdings; and

               (e) the Disposition of other property having a fair market value not to exceed $50,000,000 in the aggregate for any fiscal year of Holdings.

               7.6    Restricted Payments. Declare or pay any dividend (other
               --------------------------
than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except
                                                -------------------
that:

               (a) any Subsidiary may make Restricted Payments to Holdings or to any Subsidiary of Holdings or to any third-party investors in any Subsidiary of Holdings;

               (b) so long as no Event of Default shall have occurred and be continuing, Holdings may pay dividends on shares of its Capital Stock consistent with its past practice; and

               (c) Holdings may buy back any outstanding shares of its Capital Stock in an aggregate amount not to exceed $75,000,000.

               7.7    Capital Expenditures. Make or commit to make any Capital
                      --------------------
Expenditure, except Capital Expenditures of Holdings and its Subsidiaries in the ordinary course of business, which are not materially different from past practice after giving pro forma effect to the Acquisition.
                      ---------

               7.8    Investments. Make any advance, loan, extension of credit
                      -----------
(by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                               -----------

               (a) extensions of trade credit in the ordinary course of business;

               (b)    investments in Cash Equivalents;

               (c)    Guarantee Obligations permitted by Section 7.2;

               (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

               (e)    the Acquisition;

               (f) Investments in assets useful in the business of Holdings and its Subsidiaries made by Holdings or any of its Subsidiaries (excepting the Borrower) with the proceeds of any Reinvestment Deferred Amount;

               (g) Investments (i) by any Subsidiary in Holdings or any other Subsidiary, (ii) by Holdings in any Subsidiary or (iii) in an aggregate amount not to exceed $10,000,000, by Holdings in any existing joint venture, including Southstar Energy Services LLC; and

               (h) other Investments by Holdings or its Subsidiaries (excepting the Borrower) in an aggregate amount not to exceed $100,000,000.

               7.9    Negative Pledge Clauses. Except for the agreements listed
               ------------------------------
on Schedule 7.9, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

               7.10   Clauses Restricting Subsidiary Distributions. Enter into
               ---------------------------------------------------
or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Holdings or any other Subsidiary of Holdings, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of Holdings or (c) transfer any of its assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any existing agreement with minority shareholders of Utilipro, Inc. and (iv) any agreements with joint venture partners in connection with joint ventures permitted by this Agreement.

               7.11   Lines of Business. (a) With respect to Holdings and each
               ------------------------
Subsidiary (excepting the Borrower), enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries (excepting the Borrower) and its existing joint ventures are engaged on the date of this Agreement (after giving effect to the Acquisition), that are reasonably related thereto or that are being undertaken by comparable companies in the natural gas industry and (b) with respect to the Borrower, enter into any business, except for that in which the Borrower is engaged on the date hereof.

               7.12   Amendments to Acquisition Documents. (a) Amend, supplement
               ------------------------------------------
or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to Holdings or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and
(ii) could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 8. EVENTS OF DEFAULT

               If any of the following events shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

               (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

               (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a), Section 6.9 or Section 7 of this Agreement; or

               (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

               (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace or notice and cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default,event or condition described in
                  --------
         clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

               (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause
         (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

               (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

               (i) the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

               (j) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings or (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

               9.1     Appointment. Each Lender hereby irrevocably designates
               -------------------
and appoints the Administrative Agent as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

               9.2       Delegation of Duties. The Administrative Agent may
               ------------------------------
execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

               9.3       Exculpatory Provisions. Neither any Agent nor any of
               --------------------------------
their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

               9.4       Reliance by Administrative Agent. The Administrative
               ------------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.


               9.5       Notice of Default. The Administrative Agent shall not
               ---------------------------
be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               9.6       Non-Reliance on Agents and Other Lenders. Each Lender
               --------------------------------------------------
expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

               9.7       Indemnification. The Lenders agree to indemnify each
               -------------------------
Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans and any Letters of Credit outstanding shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and any Letters of Credit) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

               9.8       Agent in Its Individual Capacity. Each Agent and its
               ------------------------------------------
affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

               9.9       Successor Administrative Agent. The Administrative
               ----------------------------------------
Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

               9.10      Documentation Agent and Syndication Agent. Neither the
               ---------------------------------------------------
Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                          SECTION 10. MISCELLANEOUS

               10.1      Amendments and Waivers. Neither this Agreement, any
               --------------------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party (any required response to the matters described in clauses (a) or (b) of this Section 10.1 not to be unreasonably delayed by any party) party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party (any required response to the matters described in clauses (a) or (b) of this Section 10.1 not to be unreasonably delayed by any party) party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or
--------
modification shall (i) forgive any principal amount or extend the final scheduled date of maturity of any Loan or extend the expiry date of any Letter of Credit beyond the Revolving Termination Date, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release the Guarantor from its obligations under the Guarantee Agreement without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swingline Lender; or (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

               10.2      Notices. All notices, requests and demands to or upon
               -----------------
the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

          Holdings:                     AGL Resources Inc.
                                        817 West Peachtree Street, N.W.
                                        Atlanta, Georgia 30308
                                        Attention: Treasurer
                                        Telecopy: (404) 584-3589
                                        Telephone: (404) 584-3580

          The Borrower:                 AGL Capital Corporation
                                        2325-B Renaissance Drive
                                        Suite 10
                                        Las Vegas, Nevada 89119
                                        Attention: President
                                        Telecopy: 702-966-4247
                                        Telephone: 702-966-4246


          with a copy to:
                                        Long Aldridge & Norman LLP
                                        303 Peachtree Street, Suite 5300
                                        Atlanta, Georgia 30308
                                        Attention: David M. Ivey
                                        Telecopy: (404) 527-4198
                                        Telephone: (404) 527-4000

          The Administrative Agent:     SunTrust Bank
                                        SunTrust Plaza
                                        303 Peachtree Street
                                        Atlanta, Georgia 30308
                                        Attention: Robert Ivy
                                        Telecopy: (404) 658-4906
                                        Telephone: (404) 724-3751

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies. No failure to exercise and no
          ------------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties. All representations
          ------------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and for a period of one year after the indefeasible payment in full of all Obligations and the termination of this Agreement and the other Loan Documents.

          10.5  Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
          -----------------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other
                   ----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or any Letters of Credit or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation
 -----------------------
hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section
10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Charles Moore, Treasurer,

AGL Resources Inc. (Telephone No. (404) 584-3580) (Telecopy No. (404) 584-3589), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments. (a) This
          ------------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any
 -----------
Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.21, such Participant shall have
        --------
complied with the requirements of said Section and provided, further, that no
                                                   --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)   Any Lender other than any Conduit Lender (an "Assignor") may, in
                                                              --------
accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of
                                                 --------
its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by the
                           -------- ----
Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $1,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          (h) Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit
                     --------
Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          10.7  Adjustments; Set-off. (a) Except to the extent that this
          --------------------------
Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted
                                                                 ----------
Lender") shall, at any time after the Loans and other amounts payable hereunder
------
shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, unless they have agreed to the contrary, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8  Counterparts. This Agreement may be executed by one or more of
          ------------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability. Any provision of this Agreement that is prohibited
          ------------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents
          -----------------
represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the
          -----------------------------------------
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section
     10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements.  Each of Holdings and the Borrower hereby
          ----------------------
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          10.14 Release of Guarantee. (a) Notwithstanding anything to the
          --------------------------
contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantee Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person.

          10.15 Confidentiality. Each of the Administrative Agent and each
          ---------------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) subject to an agreement to comply with the provisions of this Section, to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.16  WAIVERS OF JURY TRIAL, HOLDINGS, THE BORROWER, THE
          --------------------------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              AGL RESOURCES INC.


                              By: /s/ Donald P. Weinstein
                                 ----------------------------------------------
                                 Name:  Donald P. Weinstein
                                 Title: Senior Vice President and
                                           Chief Financial Officer


                              AGL CAPITAL CORPORATION

                              By: /s/ Charles C. Moore, Jr.
                                ------------------------------------------------
                                Name:  Charles C. Moore, Jr.
                                Title: Vice President



                              SUNTRUST BANK, as Administrative
                              Agent and as a Lender

                              By: /s/ Jennifer P. Harrelson
                                 -----------------------------------------------
                                 Name:  Jennifer P. Harrelson
                                 Title: Managing Director


                              MERRILL LYNCH & CO., as Syndication Agent

                              By:  /s/ Clarence W. Plummer
                                 -----------------------------------------------
                                 Name:  Clarence W. Plummer
                                 Title: Director


                              MERRILL LYNCH CAPITAL CORPORATION, as a Lender

                              By: /s/ Clarence W. Plummer
                                 ----------------------------------------------
                                 Name:  Clarence W. Plummer
                                 Title: Vice President

                              WACHOVIA BANK, N.A., as Documentation Agent and as a Lender

                              By: /s/ Thomas L. Gleason
                                 ----------------------------------------------
                                 Name:  Thomas L. Gleason
                                 Title: Senior Vice President



                              MORGAN STANLEY DEAN WITTER, as a Lender

                              By: /s/ T. Morgan Edwards II
                                 -----------------------------------------------
                                 Name:  T. Morgan Edwards II
                                 Title: Vice President


                              BANK ONE, N.A., as a Lender

                              By:  /s/ Mary Lu D. Cramer
                                 -----------------------------------------------
                                 Name:  Mary Lu D. Cramer
                                 Title: Vice President


                              By: /s/ Kenneth J. Bauer
                                 -----------------------------------------------
                                 Name:  Kenneth J. Bauer
                                 Title: Managing Director


                              BANK OF TOKYO-MITSUBISHI, LTD., as a Lender

                              By: /s/ Gary L. England
                                  ----------------------------------------------
                                  Name:  Gary L. England
                                  Title: Vice President and Manager



                              KBC BANK, N.V., as a Lender

                              By: /s/ Robert Snauffer
                                  ----------------------------------------------
                                  Name:  Robert Snauffer
                                  Title: First Vice President

                              By: /s/ Patrick A. Janssens
                                  ----------------------------------------------
                                  Name:  Patrick A. Janssens
                                  Title: Vice President


                              THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender

                              By: /s/ James W. Masters
                                  ----------------------------------------------
                                  Name:  James W. Masters
                                  Title: Senior Vice-President

                              BANK OF NOVA SCOTIA, as a Lender

                              By: /s/ M. D. Smith
                                  ------------------------------------------
                                  Name:  M. D. Smith
                                  Title: Agent, Operations


                              FLEET BANK, N.A., as a Lender

                              By: /s/ Robert D. Lanigan
                                  ------------------------------------------
                                  Name:  Robert D. Lanigan
                                  Title:


                              THE BANK OF NEW YORK, as a Lender

                              By:  /s/ Steven Kalachman
                                  ------------------------------------------
                                  Name:  Steven Kalachman
                                  Title: Vice President


                              CREDIT LYONNAIS, N.A., as a Lender

                              By: /s/ Philippe Soustra
                                  ------------------------------------------
                                  Name:  Philippe Soustra
                                  Title: Senior Vice President


                              DANSKE BANK A/S, as a Lender

                              By: /s/ Peter L. Hargraves
                                  ------------------------------------------
                                  Name:  Peter L. Hargraves
                                  Title: Vice President

                              By: /s/ Bo Andersen
                                  ------------------------------------------
                                  Name: Bo Andersen
                                  Title: Vice President


                              BANCA COMMERCIALE ITALIANA, as a Lender

                              By: /s/ J. Dickerhof
                                  ------------------------------------------
                                  Name:  J. Dickerhof
                                  Title: Vice President

                              By: /s/ Frank Maffei
                                  ------------------------------------------
                                  Name:  Frank Maffei
                                  Title: Authorized Signature

                              BANK HAPOALIM, B.M., as a Lender

                              By: /s/ Marc Bosc
                                  ------------------------------------------
                                  Name:  Marc Bosc
                                  Title: Vice President


                              NORTHERN TRUST COMPANY, as a Lender

                              By: /s/ Donald D. Dabisch
                                  ------------------------------------------
                              Name:  Donald D. Dabisch
                              Title: Vice President